SECOND ADDENDUM TO MASTER MANUFACTURER AGREEMENT

This Second Addendum amends and modifies that certain Master Manufacturer Agreement (“Agreement”) dated effective December 4, 2017 by and between Rocky Mountain High Brands, Inc. (“Company”) and CBD ALIMENTOS SA DE CV (“Distributor”) as follows:

a.	Distributor assigns all rights under the above referenced Agreement to CBD Life S.A. DE C.V. (“New Distributor”)
b.	Company will defer until April 30, 2019, and modify New Distributor’s purchase requirement under Schedule A, Section 2 – Payment and Purchase Order, Item 2 of the Agreement. By April 30, 2019, Company and New Distributor will meet to determine the modified purchase requirements through the end of 2019 and beyond.
c.	Company will provide New Distributor with the finished product of Rocket High, California Black Tea, and California Lemonade as soon as possible.
d.	Company applied for U.S. Trademark protection for Rocket High and California Rush and will assign those trademarks to New Distributor once they are issued by the U.S. Trademark office.

All other terms of the Agreement and the First Addendum to the Master Manufacturing Agreement shall remain in full force and effect.

Signed this 23rd day of January 2019.

Distributor:	Company:

CBD ALIMENTOS SA DE CV	Rocky Mountain High Brands, Inc.

By: /s/ Daniel Zamacona	By: /s/ Michael R. Welch
Name: Daniel Zamacona	Name: Michael R. Welch
Title: Legal Representative	Title: President and CEO

New Distributor:

CBD Life S.A. DE C.V.

By: /s/ Daniel Zamacona
Name: Daniel Zamacona
Title: Legal Representative